Exhibit 10.3
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                    FORM OF RECEIVABLES SERVICING AGREEMENT


                                     among

                                      [ ]

                                 as Servicer,

                           WHOLE AUTO LOAN TRUST [ ]

                                  as Issuer,

                                      and

                    BEAR STEARNS ASSET BACKED FUNDING INC.

                               dated as of [ , ]

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                               TABLE OF CONTENTS

                                                                           Page

                                   ARTICLE I

                              TRANSACTION SUMMARY

                                  ARTICLE II

                                  DEFINITIONS

SECTION 2.1  Definitions..........................................1

SECTION 2.2  Other Definitional Provisions........................6


                                  ARTICLE III

                                  COLLECTIONS

SECTION 3.1  Collections..........................................7

SECTION 3.2  Application of Collections...........................7

SECTION 3.3  Net Deposits.........................................7

SECTION 3.4  Monthly Receivables Tape and Servicer Report.........7


                                  ARTICLE IV

                           SERVICING OF RECEIVABLES

SECTION 4.1  Appointment and Duties of the Servicer...............8

SECTION 4.2  Collection and Allocation of Receivable Payments.....8

SECTION 4.3  Realization upon Receivables.........................9

SECTION 4.4  Physical Damage Insurance............................9

SECTION 4.5  Maintenance of Security Interests in Financed
             Vehicles.............................................9

SECTION 4.6  Custody of Receivable Files..........................9

SECTION 4.7  Duties of the Servicer as Custodian.................10

SECTION 4.8  Instructions; Authority To Act......................10

SECTION 4.9  Custodian's Indemnification.........................10

SECTION 4.10 Effective Period and Termination....................11

SECTION 4.11 Access to Certain Documentation and Information
             Regarding Receivables...............................11


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SECTION 4.12 Servicer Fee........................................11

SECTION 4.13 Servicer Expenses...................................11

SECTION 4.14 Appointment of Subservicer..........................11


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

SECTION 5.1  Representations and Warranties of [          ]......12


                                  ARTICLE VI

                                   COVENANTS

SECTION 6.1  Affirmative Covenants of the Servicer...............13

SECTION 6.2  Reporting Requirements of the Servicer..............14

SECTION 6.3  Annual Statement as to Compliance; Notice
             of Default..........................................14

SECTION 6.4  Annual Independent Certified Public
             Accountants' Report.................................14

SECTION 6.5  Negative Covenants of the Servicer..................15

SECTION 6.6  Sarbanes-Oxley Act of 2002..........................16


                                  ARTICLE VII

                                 THE SERVICER

SECTION 7.1  Liability of the Servicer; Indemnities..............16

SECTION 7.2  Merger or Consolidation of, or Assumption of
             Obligations of, Seller or Servicer..................17

SECTION 7.3  Limitation on Liability of Servicer and Others......18

SECTION 7.4  [          ] Not To Resign as Servicer..............18


                                 ARTICLE VIII

                                    DEFAULT

SECTION 8.1  Servicer Default....................................19

SECTION 8.2  Appointment of Successor............................20


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                                  ARTICLE IX

                      BREACH OF WARRANTY AND REPURCHASES

SECTION 9.1    Breach of Warranty and Repurchases..................20

SECTION 9.2    Purchase by Servicer of Receivables upon Breach.....21


                                   ARTICLE X

                                 MISCELLANEOUS

SECTION 10.1   Amendments..........................................21

SECTION 10.2   Protection of Title to Issuer.......................22

SECTION 10.3   Notices.............................................24

SECTION 10.4   No Waiver; Remedies.................................24

SECTION 10.5   Binding Effect; Assignability.......................24

SECTION 10.6   Governing Law.......................................24

SECTION 10.7   Severability........................................24

SECTION 10.8   Nonpetition Covenants...............................24

SECTION 10.9   Execution in Counterparts...........................25

SECTION 10.10  Limitation of Liability of Owner Trustee...........25

SECTION 10.11  Beneficiary........................................25

SECTION 10.12  Headings...........................................25


EXHIBIT A - Sample Servicer Report
EXHIBIT B - Schedule of Contracts
EXHIBIT C - Legal Opinion of Counsel to [          ]

SCHEDULE A - Location of Receivables Files


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     RECEIVABLES SERVICING AGREEMENT dated as of [ , ] among [ ], a [ ], as
"Servicer", WHOLE AUTO LOAN TRUST [ ], a Delaware statutory trust, as the "Issuer" and BEAR STEARNS INVESTMENT ASSET BACKED FUNDING INC., a Delaware corporation (the "Depositor").

     The following Servicing Agreement (the "Agreement") describes the terms and conditions of the transaction defined above.

                                  ARTICLE I

                              TRANSACTION SUMMARY

     The following summary of the transaction is intended for general information purposes. The specific terms of the transaction are explained in detail elsewhere in this Agreement. Capitalized terms used in this summary are defined in Article II.

     The Servicer has previously sold automobile retail installment sale contracts to [ ] and has continued to service those contracts. The Depositor has caused those contracts to be transferred on the date hereof to the Issuer, and the Servicer will continue to service those contracts pursuant to this Agreement.

                                  ARTICLE II

                                  DEFINITIONS

          SECTION 2.1 Definitions. In this Agreement, the following words and phrases shall have the following meanings unless the context otherwise requires:

     "Adverse Claim" means any mortgage, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (consensual, statutory or other), charge, security arrangement, or any other encumbrance or other right or claim in, of or on any Person's assets or properties in favor of any other Person, of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

     "Agreement" means this Receivables Servicing Agreement, as it may be amended from time to time.

     "Amount Financed" means the amount advanced under a Receivable toward the purchase price of the Financed Vehicle and any related costs.

     "APR" of a Receivable means the annual rate of finance charges stated in the related Contract.


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     "Business Day" means any day other than a Saturday or a Sunday or a day on which banks are not authorized to be open or required to be closed in New York City or Wilmington, Delaware.

     "Certificateholder" means a registered holder of a certificate issued by the Issuer, which certificate evidences a beneficial interest in the Issuer.

     "Certificate of Title" means any certificate, instrument or other document issued by a state or other governmental authority in respect of any motor vehicle for the purpose of evidencing the ownership of, or any Adverse Claim in or against, such motor vehicle.

     "Closing Date" means [ ].

     "Collection" means any amount paid by an Obligor or any other party with respect to a Receivable, including Liquidation Proceeds.

     "Collection Period" means a calendar month; provided that the first Collection Period will commence on [ ] and end on and include [ ].

     "Contract" means, with respect to any Receivable, any and all instruments, agreements, invoices, or other writings pursuant to which such Receivable arises or which evidence such Receivable. Each Contract is listed on the Schedule of Contracts.

     "Credit and Collection Policy" means the credit and collection policies and practices of the Servicer and any successor Servicer relating to Receivables and Contracts, such policies being subject to unilateral revision or modification at any time by the Servicer or successor Servicer.

     "Cumulative Net Loss Ratio" means for the last day of any Collection Period, a fraction expressed as a percentage, the numerator of which is the sum of all Net Losses for the current and prior Collection Periods and the denominator of which is the Pool Balance as of the Cut-Off Date.

     "Cut-Off Date" means [ ].

     "Dealer" means the dealer who sold a Financed Vehicle and who originated and assigned the related Receivable to [ ] under an existing agreement between such dealer and [ ].

     "Deposit Account" means account number [ ] at [ ], or such other account designated in writing from time to time by the Indenture Trustee, at the direction of [ ], as administrator under the Administration Agreement, to the Servicer.

     "Final Scheduled Maturity Date" means [ ].

     "Finance Charges" means, with respect to any Receivable and its related Contract, any finance, interest or similar charges owing by an Obligor pursuant to such Contract, including, without limitation, any charge payable in connection with any extension or adjustment under


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such Contract (without
regard to whether any such extension or adjustment is permitted under the terms of this Agreement).

     "Financed Vehicle" means an automobile or light-duty truck, together with all accessions thereto, securing an Obligor's indebtedness under the applicable Contract.

     "Indenture" means the Indenture dated as of [ ] between the Issuer and [ ], as Indenture Trustee.

     "Indenture Trustee" means [ ], as indenture trustee under the Indenture, and any successor indenture trustee under the Indenture.

     "Insolvency Event" means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

     "Insurance Policy" means (i) any comprehensive and collision, fire, theft or other insurance policy maintained by an Obligor in which the Servicer is named as loss payee with respect to one or more Financed Vehicles, and (ii) any credit, life or disability insurance maintained by an Obligor in connection with any Contract.

     "Issuer" means Whole Auto Loan Trust [ ], a Delaware statutory trust.

     "Liquidated Receivable" means any Receivable liquidated by the Servicer through the sale of a Financed Vehicle or otherwise written off in accordance with the Credit and Collection Policy.

     "Liquidation Proceeds" means, with respect to any Liquidated Receivable, the monies collected in respect thereof, from whatever source, net of the sum of any amounts expended by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivable.

     "Monthly Receivables Tape" means a computer disc or tape containing the information as to each Receivable set forth in Exhibit B to the Purchase Agreement, as of the end of the related Collection Period.


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     "Moody's" means Moody's Investors Service, Inc., or its successor.

     ["Net Loss" for a Collection Period means the sum of (i) the aggregate Principal Balances of all Receivables charged-off as uncollectible, in accordance with the Credit and Collection Policy, minus (ii) the aggregate Liquidation Proceeds received during such Collection Period.]

     "Noteholder" means the record holder of a Note.

     "Notes" means the notes issued by the Issuer pursuant to the Indenture.

     "Obligor" means any Person which is obligated to make payment on a Receivable.

     "Officer's Certificate" means a certificate signed by the chairman of the board, any vice president, the controller or any assistant controller, the president, a treasurer, assistant treasurer, secretary or assistant secretary of the Seller or the Servicer, as appropriate.

     "Opinion of Counsel" means one or more written opinions of counsel, who may be an employee of or counsel to the Servicer, which counsel shall be acceptable to the Indenture Trustee, the Owner Trustee or the Depositor, as applicable.

     "Owner Trustee" means the Person acting as Owner Trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

     "Payment Date" means the [ ]th day of each month (or if such [ ]th day is not a Business Day, the next succeeding Business Day) commencing on [ ].

     "Person" means any corporation, natural person, firm, joint venture, partnership, limited liability company, trust, unincorporated organization, enterprise, government or any department or agency of any government.

     "Pool Balance" means, at any time, the aggregate Principal Balance of all Receivables at such time (excluding Removed Receivables and Liquidated Receivables).

     "Principal Balance" of a Receivable, as of the close of business on any date of determination, means the Amount Financed minus the sum of (i) the portion of all payments made by or on behalf of the related Obligor on or prior to such day and allocable to principal using the [Simple Interest Method] [state other method] and (ii) the principal portion of the Purchase Amount paid with respect to the Receivable.

     "Purchase Agreement" means the Purchase Agreement dated [ ] between [ ] and Bear Stearns Asset Backed Funding Inc., pursuant to which [ ] sold the Receivables to [ ].

     "Purchase Amount" means the amount, as of the close of business on the last day of a Collection Period, required to prepay in full a Receivable under the terms thereof, including interest to the end of the month of purchase.

     "Rating Agencies" means Moody's and Standard & Poor's.


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     "Receivable" means the indebtedness and other obligations of an Obligor arising under a Contract, whether such indebtedness or other obligations constitute accounts, chattel paper, instruments or general intangibles, in each case, as such terms are defined in the UCC, and including, without limitation, the obligation to pay any Finance Charges with respect thereto.

     "Receivables Files" means the documents specified in Section 4.6.

     "Related Security" means, with respect to any Receivable:

     (i) all of the Seller's interest in the Financed Vehicle, the financing of the purchase of which gave rise to such Receivable, including, without limitation, all of the Seller's right, title and interest in and to the proceeds of the Insurance Policies, and all warranties, indemnities, service obligations and other contract rights issued or granted by, or otherwise existing under applicable law against, the manufacturer or Dealer in respect of such Financed Vehicle,

     (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable, or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable, and including, without limitation, all security interests or liens, and property subject thereto, granted by any Person (whether or not the primary Obligor on such Receivable) under or in connection therewith,

     (iii)all books, records and other information relating to such Receivable, including, without limitation, all Contracts,

     (iv) all service contracts and other contracts and agreements relating to such Receivable,

     (v) any proceeds from recourse to Dealers with respect to Receivables with respect to which the Servicer has determined in accordance with its customary servicing procedures that eventual payment in full is unlikely,

     (vi) any Financed Vehicle that shall have secured a Receivable and shall have been acquired by or on behalf of the Seller, the Servicer or the Issuer, and

     (vii)all proceeds of any of the foregoing.

     "Removed Receivable" means, a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to
Section 9.2.

     "Required Insurance" means an Insurance Policy with respect to a Financed Vehicle (i) that has been issued to the Obligor by an insurance company acceptable to the Servicer, (ii) that provides comprehensive, collision, fire, theft and other physical damage coverage, (iii) that is in an amount not less than the market value of the applicable Financed Vehicle, and (iv) that has the Servicer noted as the loss payee thereon.


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     "Schedule of Contracts" means the list of Contracts attached hereto as
Exhibit B, such list being in microfiche, paper or electronic format.

     "Seller" means [ ], and its successors and permitted assigns.

     "Servicer" means [ ] or any replacement thereof under Article VII.

     "Servicer Default" has the meaning assigned to that term in Section 8.1.

     "Servicer Fee" means, the product of (a) the Servicing Fee Rate (or, in the case of the initial Collection Period, the product of (i) a fraction, the numerator of which is equal to the number of days (based on a 30 day month) elapsed from the Cut-Off Date through the last day of such initial Collection Period and the denominator of which is 360 and (ii) 1.00%), and (b) the Pool Balance as of the first day of the preceding Collection Period.

     "Servicer Report" means the report with respect to each Collection Period (substantially in the form of Exhibit A hereto) to be provided by the Servicer in accordance with Section 3.4 of this Agreement.

     "Servicing Fee Rate" means 1/12 of [1.00]%.

     "Simple Interest Method" means the method of allocating a fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of (a) the fixed rate of interest, (b) the unpaid principal balance, and (c) a fraction, the numerator of which is the number of days elapsed since the preceding payment of interest was made and the denominator of which is 365, and the remainder of such payment is allocable to principal.

     "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor.

     "Trust" means the Issuer.

     "Trust Agreement" means the Amended and Restated Trust Agreement dated as of [ ], between Bear Stearns Asset Backed Funding Inc. and the Owner Trustee.

     "Trust Officer" means, (i) in the case of the Owner Trustee, any officer in the Corporate Trust Administration Department of the Owner Trustee with direct responsibility for the administration of the Trust Agreement on behalf of the Owner Trustee and (ii) in the case of the Paying Agent, any officer of the Paying Agent with direct responsibility to perform the duties of the Paying Agent under this Agreement or any related document.

          SECTION 2.2 Other Definitional Provisions.

          (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.


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          (a) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

          (b) The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

          (c) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

          (d) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                 ARTICLE III

                                 COLLECTIONS

          SECTION 3.1 Collections. The Servicer shall, subject to Section 3.3, remit to the Deposit Account all Collections within two Business Days of receipt thereof.

          SECTION 3.2 Application of Collections. With respect to each Receivable, payments by or on behalf of the Obligor shall be applied to interest and principal in accordance with the [Simple Interest Method] [state other method].

          SECTION 3.3 Net Deposits. As an administrative convenience, the Servicer will be permitted to make the deposit of all Collections and Purchase Amounts for the Collection Period net of the Servicer Fee and any other amounts that the Servicer is permitted to retain pursuant to Section 4.13. The Servicer, however, will account to the Issuer as if all deposits, distributions and transfers were made individually.

     SECTION 3.4 Monthly Receivables Tape and Servicer Report. The Servicer will provide the Owner Trustee, the Indenture Trustee, each Paying Agent and the Depositor (a) the Monthly Receivables Tape and (b) the Servicer Report with respect to the


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     related Collection Period no later than 11:00 a.m. (New York City time)
on the [ ] Business Day preceding the Payment Date following such Collection Period.

                                  ARTICLE IV

                           SERVICING OF RECEIVABLES

     SECTION 4.1 Appointment and Duties of the Servicer. The Issuer hereby appoints [ ] as the Servicer and [ ] accepts such appointment. The Servicer, for the benefit of the Issuer (to the extent provided herein), shall manage, service, administer, make collections and discharge liens on the Receivables with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable automotive receivables that it services for itself and others. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, accounting for collections and furnishing monthly and annual statements to the Owner Trustee with respect to distributions. Subject to the provisions of Section 4.2, the Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Issuer and the Owner Trustee or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Issuer shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivables to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Owner Trustee shall, at the Servicer's expense and direction, take steps to enforce such Receivable, including bringing suit in its name. The Owner Trustee shall upon the written request of the Servicer furnish the Servicer with any powers of attorney and execute any other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Owner Trustee shall have no liability for furnishing any power of attorney requested by the Servicer or for executing any other document requested by the Servicer, and shall be entitled to rely on the request of the Servicer without independent investigation in determining that such accounts are authorized and permitted hereunder.

          SECTION 4.2 Collection and Allocation of Receivable Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable automotive receivables that it services for itself or others. The Servicer shall allocate collections between principal and interest in accordance with the customary servicing procedures it follows with respect to all comparable automotive receivables that it services for itself or others. [The Servicer may grant extensions, rebates or adjustments on a Receivable to the same extent that it grants extensions, rebates or adjustments with respect to all comparable automotive receivables that it services for itself or others.] [; provided that (i) the aggregate Principal Balance of Receivables as to which an


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extension have been granted shall not
exceed [ ]% of the then current Pool Balance and (ii) the Servicer shall not extend any Receivable beyond the earlier of (x) [ ] months after its original maturity date and (y) the Collection Period in which the Final Scheduled Maturity Date occurs. If, as a result of inadvertently rescheduling or extending payments, such rescheduling or extension breaches any of the terms of the proviso to the preceding sentence, then the Servicer shall be obligated to purchase such Receivable pursuant to Section 9.2. For the purpose of such purchases pursuant to Section 9.2, notice shall be deemed to have been received by the Servicer at such time as shall make purchase mandatory as of the last day of the Collection Period during which the discovery of such breach occurred.] The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable. The Servicer shall not agree to any alteration of the interest rate or the originally scheduled payments on any Receivable.

          SECTION 4.3 Realization upon Receivables. On behalf of the Issuer, the Servicer shall use its best efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of automotive receivables, which may include reasonable efforts to realize upon any recourse to Dealers and selling the Financed Vehicle at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses.

          SECTION 4.4 Physical Damage Insurance. The Servicer shall, in accordance with its customary servicing procedures, require that each Obligor shall have obtained physical damage insurance covering the Financed Vehicle as of the execution of the Receivable.

          SECTION 4.5 Maintenance of Security Interests in Financed Vehicles. The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest on behalf of the Issuer in the event of the relocation of a Financed Vehicle or for any other reason.

     SECTION 4.6 Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuer hereby irrevocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act for the benefit of the Issuer as custodian of the following documents or instruments which are hereby or will hereby be constructively delivered to the Issuer, as of the Closing Date with respect to each Receivable (the "Receivable Files"):

          (a) the fully executed original of the Contract related to such Receivable;

          (b) the original credit application fully executed by the Obligor;


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          (c) the original Certificate of Title or such documents that the
Servicer or the Seller shall keep on file, in accordance with its customary procedures, evidencing the security interest of the Seller in the Financed Vehicle; and

          (d) any and all other documents that the Servicer shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor or a Financed Vehicle.

          SECTION 4.7 Duties of the Servicer as Custodian.

     (a) The Servicer shall hold the Receivable Files as custodian for the benefit of the Issuer and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Issuer to comply with this Agreement. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to receivable files relating to all comparable automotive receivables that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Issuer to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Issuer any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and shall promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer of the Receivable Files.

          (b) The Servicer shall maintain each Receivable File at one of its offices specified in Schedule A or at such other office as shall be specified to the Issuer by written notice not later than 90 days after any change in location. The Servicer shall make available to the Issuer or its respective duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as the Issuer shall instruct.

          (c) Upon instruction from the Indenture Trustee, the Servicer shall release any Receivable File to the Indenture Trustee, the Indenture Trustee's agent or the Indenture Trustee's designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable.

          SECTION 4.8 Instructions; Authority To Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Trust Officer of the Indenture Trustee.

     SECTION 4.9 Custodian's Indemnification. The Servicer as custodian shall indemnify the Issuer, the Owner Trustee, the Indenture Trustee, the Paying Agent and each of their respective officers, directors, employees and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Issuer, the Owner Trustee, the Indenture Trustee, the Paying Agent or any of their respective officers, directors, employees and agents as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; provided, however, that the Servicer shall not be liable to the Owner Trustee or the Indenture Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Owner Trustee or the Indenture Trustee, respectively.

     SECTION 4.10 Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Cut-Off Date and shall continue in full force and effect until terminated pursuant to this Section. If [ ] shall cease to be Servicer in accordance with the provisions of this Agreement, the appointment of such Servicer as custodian shall be terminated by the Owner Trustee. The Owner Trustee may terminate the Servicer's appointment as custodian, with cause, at any time upon written notification to the Servicer. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files to the Indenture Trustee or the Indenture Trustee's agent at such place or places as the Indenture Trustee may reasonably designate. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the Indenture Trustee or the Indenture Trustee's designee, as applicable, and amending this Agreement to reflect such succession as custodian pursuant to this Section shall be paid by such Servicer upon presentation of reasonable documentation of such costs and expenses.

          SECTION 4.11 Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to the Owner Trustee and the Indenture Trustee access to the Receivable Files in such cases where the Certificateholders shall be required by applicable statutes or regulations to review such documentation. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

          SECTION 4.12 Servicer Fee. If [ ] is acting as the Servicer, then the Servicer shall retain an amount equal to the Servicer Fee (in full satisfaction of the payment of such fee to the Servicer) out of amounts required to be remitted by the Servicer in accordance with Section 3.3. The Servicer shall also be entitled to receive all late fees, prepayment charges, and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, collected (from whatever source) on the Receivables.

     SECTION 4.13 Servicer Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, legal counsel, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to the Indenture Trustee, the Owner Trustee and Paying Agent.

     SECTION 4.14 Appointment of Subservicer. The Servicer may at any time appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however, that Depositor shall have consented thereto; and provided, further, that the Servicer shall remain obligated and be liable to the Issuer, the Indenture Trustee and the Owner Trustee for the servicing and administering of the Receivables in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time, and none of the Issuer, the Indenture Trustee, or the Owner Trustee, shall have any responsibility therefor.

                                  ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

          SECTION 5.1 Representations and Warranties of [ ]. [ ], as Seller and Servicer, makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the Closing Date, and shall survive the sale of the Receivables to the Issuer.

          (a) [ ] is duly organized and validly existing as a [ ] in good standing under the laws of the State of [ ], with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire and own the Receivables.

          (b) [ ] is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

          (c) [ ] has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement has been duly authorized by [ ] by all necessary corporate action.

          (d) This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms.

          (e) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of organization or operating agreement of [ ], or any indenture, agreement or other instrument to which [ ] is a party or by which it is bound; or result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to this Agreement); or violate any law or, to the best of [ ]'s knowledge, any order, rule or regulation applicable to [ ] of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over [ ] or its properties.

          (f) To [ ]'s best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over [ ] or its properties: (i) asserting the invalidity of this Agreement or any related documents or (ii) that may materially and adversely affect the performance by [ ] of its obligations under, or the validity or enforceability of, this Agreement, or any related documents.

          (g) The information in each Servicer Report to be prepared under
Section 3.4 and all information (including the Schedule of Contracts and the computer tape or other information regarding the Receivables made available to the Depositor) furnished or to be furnished at any time by [ ] in connection with this Agreement is or will be accurate in all material respects as of its date, and no such document will contain any untrue statement of a material fact or will omit to state a material fact which is necessary to make the facts stated therein not misleading.

          (h) The Receivable Files are kept at one or more of the locations listed in Schedule A.

          (i) As of the related Cut-off Date, no Obligor on a Receivable is shown on the Receivable Files as the subject of a bankruptcy proceeding.

          (j) [ ] is not aware of any judgment or tax lien filings against it.

          (k) [ ] as custodian for the Issuer has in its possession all original copies of the contracts that constitute or evidence the Receivables.

                                  ARTICLE VI

                                   COVENANTS

          SECTION 6.1 Affirmative Covenants of the Servicer. Until all amounts due to the Issuer hereunder have been paid to the Issuer, [ ], in its capacity as Servicer, will:

          (a) maintain its existence in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign limited liability company in each jurisdiction where the failure to be so qualified could materially adversely affect its ability to perform its obligations hereunder;

          (b) maintain and implement administrative and operating procedures, and keep and maintain all records and other information, reasonably necessary or advisable for the collection of the Receivables (including, without limitation, records adequate to permit the daily identification of Receivables and all Collections and adjustments to Receivables);

          (c) at its expense timely and fully perform and comply with all material provisions and covenants required to be observed by [ ] under the Contracts related to the Receivables; and

          (d) comply in all material respects with the Credit and Collection Policy and with all applicable laws with regard to each Receivable and any Contract related to such Receivable.

          SECTION 6.2 Reporting Requirements of the Servicer. Until all amounts due to the Issuer hereunder have been paid to the Issuer, the Servicer will furnish to the Owner Trustee, the Indenture Trustee and the Depositor:

          (a) the Servicer Report as required under Section 3.4;

          (b) as soon as possible, and in any event within [five Business Days], shall describe such event or condition and, if applicable, the steps being taken with respect thereto by the Person(s) affected thereby of: (i) the occurrence of any Servicer Default or event which with the passage of time or the giving of notice or both would constitute a Servicer Default or (ii) the institution of any litigation, arbitration proceeding or governmental proceeding which could be reasonably likely to have a material adverse effect on the performance by the Servicer of its obligations under this Agreement or any related documents or the collectibility of the Receivables; and

          (c) such other information, documents, records or reports respecting the Receivables or the condition or operations, financial or otherwise, of the Servicer as the [Depositor] may from time to time reasonably request.

          SECTION 6.3 Annual Statement as to Compliance; Notice of Default.

          (a) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and the Depositor, on or before April 30 of each year beginning [ ], an Officer's Certificate, dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such longer period as shall have elapsed since the Closing Date) and of its performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof.

          (b) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and the Depositor, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default hereunder.

          SECTION 6.4 Annual Independent Certified Public Accountants' Report. The Servicer shall cause a firm of independent certified public accountants, which may also render other services to the Servicer, the Seller or their Affiliates, to deliver to the Owner Trustee, the Indenture Trustee and the Depositor, on or before April 30 of each year beginning [ ], with respect to the prior calendar year (or such shorter period in the case of the first such report) a report addressed to the Servicer, to the effect that such firm has examined [the financial statements of [ ] and issued its report thereon and that such examination (a) was made in accordance with generally accepted auditing standards and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (b) included tests relating to automotive loans serviced for others in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers (the "Program"), to the extent the procedures in such Program are applicable to the servicing obligations set forth in this Agreement; and (c) except as described in the report, disclosed no exceptions or errors in the records relating to automobile and light-duty truck loans serviced for others that, in the firm's opinion, paragraph four of such Program requires such firm to report.] [the automobile and light-duty truck receivable servicing functions of the Servicer for such period, including the Servicer's procedures and records relating to servicing of the Receivables under this Agreement and that, on the basis of such examination, such firm is of the opinion that such servicing has been conducted during such period in compliance with this Agreement except for (a) such exceptions as such firm believes to be immaterial and (b) such other exceptions as shall be set forth in such firm's report. In addition, such report shall state that [such firm has compared the mathematical calculations of each amount set forth in the [Servicer's Report/describe any remittance report] forwarded by the Servicer during the period covered by such report (which shall be the preceding calendar year or such shorter period in the case of the first such report) with the Servicer's computer reports which were the source of such amounts and that on the basis of such comparison, such firm is of the opinion that such amounts are in agreement, except for such exceptions as such firm believes to be immaterial and such other exceptions as shall be set forth in such statement. [In addition, such report shall set forth the procedures performed in conjunction with the examination and shall contain an opinion of such firm as to the accuracy of the amounts set forth in the [Servicer's Report/describe any remittance report] delivered in such period.]]

     Such report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

          SECTION 6.5 Negative Covenants of the Servicer. Until all amounts due to the Issuer hereunder have been paid to the Issuer, Servicer will not:

          (a) except as provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to any Receivables, the Related Security or any Collections or assign any right to receive income in respect thereof;

          (b) amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto, in each case, in any manner which is inconsistent with the Credit and Collection Policy; or

          (c) release the Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or repossession, impair the rights of the Issuer in such Receivable, or increase the number of scheduled payments due under a Receivable.

          SECTION 6.6 Sarbanes-Oxley Act of 2002. To the extent permitted by applicable law and the rules of the Securities and Exchange Commission as interpreted by the staff of the Securities and Exchange Commission, the Servicer shall furnish to the [Depositor] [Indenture Trustee] in a timely manner for filing under the Securities Exchange Act of 1934, as amended, the certification required by Section 302 of the Sarbanes-Oxley Act of 2002 in respect of any securitization of the Receivables; provided that such certification shall only relate to the Servicing Report. Whether or not such certification may be given by the Servicer, the Servicer hereby indemnifies and holds harmless the [Depositor] and [Indenture Trustee] against any loss, liability and damages incurred by the [Depositor] [Indenture Trustee] in respect of any certification furnished by it pursuant to such Section 302 of the Sarbanes-Oxley Act of 2002 to the extent such loss, liability and damages arises out of or is based on such certification relating to information contained in or omitted from any Servicer Report.

                                 ARTICLE VII

                                 THE SERVICER

          SECTION 7.1 Liability of the Servicer; Indemnities. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement:

          (a) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Depositor, the Noteholders and the Certificateholders and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee, the Indenture Trustee and the Depositor from and against any loss, liability or expense incurred by reason of (i) any breach of any representation, warranty or covenant by the Servicer, as applicable, and (ii) the Servicer's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement.

          (b) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee and the Depositor and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee, the Indenture Trustee and the Depositor from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Issuer or the issuance and original sale of the Certificates or the Notes, or asserted with respect to ownership of the Receivables, or federal or other income taxes arising out of distributions on the Certificates or the Notes) and costs and expenses in defending against the same.

          (c) The Servicer shall indemnify, defend and hold harmless the Owner Trustee, the Indenture Trustee and the Depositor and their respective officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein and in the Trust Agreement contained, in the case of the Owner Trustee, except to the extent that such cost, expense, loss, claim, damage or liability: (i) in the case of the Owner Trustee, the Indenture Trustee and the Depositor shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee, the Indenture Trustee and the Depositor, respectively, or (ii) in the case of the Owner Trustee, shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in Section 7.03 of the Trust Agreement.

          (d) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Certificateholders, the Indenture Trustee and the Depositor, the Noteholders and the Paying Agent and any of their respective officers, directors, employees and agents from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle.

     For purposes of this Section, in the event of the termination of the rights and obligations of [ ] (or any successor thereto pursuant to Section 7.2) as Servicer pursuant to Section 8.1, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 8.2.

     Indemnification under this Section shall survive the resignation or removal of the Owner Trustee and the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Servicer without interest.

          SECTION 7.2 Merger or Consolidation of, or Assumption of Obligations of, Seller or Servicer. Any Person (a) into which the Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Servicer shall be a party, (c) which may succeed to the properties and assets of the Servicer substantially as a whole, or (d) with respect to the Servicer's obligations hereunder, which is a legal entity 50% or more of the voting power of which is owned, directly or indirectly, by [ ] or an affiliate of or successor to [ ] or an affiliate of such successor, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 5.1 shall have been breached and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (iii) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either
(A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer in the Receivables and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii) and (iii) above shall be conditions to the consummation of the transactions referred to in clauses (a) , (b) or (c) above.

          SECTION 7.3 Limitation on Liability of Servicer and Others. The Servicer and any manager, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

          Neither the Servicer nor any of the managers, officers, employees or agents of the Servicer shall be under any liability to the Issuer or the Certificateholders or the Noteholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement.

          SECTION 7.4 [ ] Not To Resign as Servicer. Subject to the provisions of Section 7.2 and the following paragraph, [ ] shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law and cannot be cured. Notice of any such determination permitting the resignation of [ ] shall be communicated to the Owner Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until a successor Servicer shall have assumed the responsibilities and obligations of [ ] in accordance with Section 8.2.

          Notwithstanding the foregoing, if [ ] shall fail to own, directly or indirectly, at least 51% of the membership interest in [ ], then at the written request of the Depositor and without compensation to the Servicer, the Servicer shall resign from its obligations and duties hereunder and shall transfer its servicing responsibilities in a commercially reasonable manner to the successor servicer designated by [the Depositor].

                                 ARTICLE VIII

                                    DEFAULT

          SECTION 8.1 Servicer Default. If any one of the following events (a "Servicer Default") shall occur and be continuing:

          (a) any failure by the Servicer to deposit in the Deposit Account any required payment, which failure continues unremedied for a period of five Business Days; or

          (b) failure by the Servicer duly to observe or to perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement, which failure shall (i) materially and adversely affect the rights of Issuer and (ii) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Servicer by the Owner Trustee or the Indenture Trustee or (B) to the Servicer and to the Owner Trustee and the Indenture Trustee by (i) if any Notes are outstanding, holders of at least 25% of the outstanding principal amount of the Notes and (ii) if the Notes have been paid in full, the Holders of Class D Certificates evidencing at least 25% of the Certificate Balance; or

          (c) the occurrence of an Insolvency Event with respect to the Servicer; or

          [(d) the Cumulative Net Loss Ratio exceeds [ ]%,]

          (e) [Insert any additional events of Servicer Default].

          then, and in each and every case, so long as the Servicer Default shall not have been remedied, either (i) if any Notes are outstanding, the Indenture Trustee at the direction of holders of at least 25% of the outstanding principal amount of the Notes or (ii) if the Notes have been paid in full, the Owner Trustee at the direction of Holders of Class D Certificates evidencing at least 25% of the Certificate Balance, (iii) if the Class D Certificates have been paid in full, the Owner Trustee at the direction of holders of Class E Certificates evidencing Percentage Interests aggregating at least 51% or in each case, by notice then given in writing to the Servicer and the Depositor may terminate all the rights and obligations (other than the obligations set forth in Section 7.1 hereof) of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Receivables or otherwise, shall, without further action, pass to and be vested in such successor Servicer as may be appointed by the Indenture Trustee (if it gave the termination notice) or the Owner Trustee (if it gave the termination notice); and, without limitation, the Indenture Trustee or the Owner Trustee, as applicable, is hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer and the Indenture Trustee and the Owner Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received by it with respect to any Receivable. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.

          SECTION 8.2 Appointment of Successor.

          (a) Upon the Servicer's receipt of notice of termination pursuant to
Section 8.1 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (i) the date 60 days from the delivery to the Indenture Trustee and the Owner Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (ii) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's termination hereunder, (i) if any Notes are outstanding, the Indenture Trustee shall be the successor Servicer and (ii) if the Notes have been paid in full, the Master Servicer shall be, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Indenture Trustee or the Owner Trustee, as applicable.

          (b) Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

                                  ARTICLE IX

                      BREACH OF WARRANTY AND REPURCHASES

          SECTION 9.1 Breach of Warranty and Repurchases. The Servicer shall inform the other parties to this Agreement promptly, in writing, upon the discovery of any breach of [ ]'s representations and warranties made by the Servicer as the seller of the Receivables pursuant to Section [ ] of the Purchase Agreement. Unless any such breach shall have been cured by the last day of the second Collection Period following the discovery thereof by the Indenture Trustee or the Owner Trustee or receipt by the Owner Trustee or the Indenture Trustee of written notice from the Servicer of such breach, [ ] shall be obligated to repurchase any Receivable materially and adversely affected by any such breach as of such last day (or, at the Servicer's option, the last day of the first Collection Period following the discovery). In consideration of the repurchase of any such Receivable,

[ ] shall remit the Purchase Amount to the Deposit Account. Subject to the provisions of Section 7.1, the sole remedy of the Issuer with respect to a breach of representations and warranties pursuant to Section 5.1 and the agreement contained in Section [ ] of the Purchase Agreement shall be to require the Servicer to repurchase Receivables pursuant to this Section, subject to the conditions contained herein.

          SECTION 9.2 Purchase by Servicer of Receivables upon Breach. The Servicer or the Owner Trustee shall inform the other party promptly, in writing, upon the discovery of any breach pursuant to Section 4.2, 4.5 or 6.5. Unless the breach shall have been cured by the last day of the second Collection Period following such discovery (or, at the Servicer's election, the last day of the first following Collection Period), the Servicer shall purchase any Receivable materially and adversely affected by such breach as of such last day. If the Servicer takes any action during any Collection Period pursuant to Section 4.2 that impairs the rights of the Issuer, the Noteholders or the Certificateholders in any Receivable or as otherwise provided in
Section 4.2, the Servicer shall purchase such Receivable as of the last day of such Collection Period. In consideration of the purchase of any such Receivable pursuant to either of the two preceding sentences, the Servicer shall remit the Purchase Amount to the Deposit Account. The sole remedy of the Issuer, the Indenture Trustee and the Owner Trustee with respect to a breach pursuant to Section 4.2, 4.5 or 6.5 shall be to require the Servicer to purchase Receivables pursuant to this Section. The Owner Trustee and the Indenture Trustee shall not have duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section.

                                  ARTICLE X

                                 MISCELLANEOUS

          SECTION 10.1 Amendments. This Agreement may be amended by the Servicer, the Issuer and the Depositor to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Certificateholder or Noteholder.

     This Agreement may also be amended from time to time by the Servicer and the Issuer, with the consent of the Holders of outstanding Class D Certificates evidencing not less than a majority of the Certificate Balance and Holders of at least 51% of the outstanding principal amount of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders or the Noteholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Certificateholders or the Noteholders or (b) reduce the aforesaid percentage of the Certificate Balance or the aforesaid percentage of that outstanding principal amount of the Notes, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Certificates and Notes.

     Promptly after the execution of any such amendment or consent pursuant to either of the two preceding paragraphs, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder and Noteholder.

     It shall not be necessary for the consent of Certificateholders and Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

     Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Depositor shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in
Section 10.2(i)(i). The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

          SECTION 10.2 Protection of Title to Issuer.

          (a) The Servicer, as the initial seller of the Receivables, shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer in the Receivables and in the proceeds thereof to the extent such interest arises from the Servicer as such seller of the Receivables. The Servicer shall deliver (or cause to be delivered) to the Owner Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

          (b) The Servicer shall not change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of ss. 9-402(7) of the UCC, unless it shall have given the Owner Trustee and the Indenture Trustee at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

          (c) The Servicer shall have an obligation to give the Owner Trustee and the Indenture Trustee at least 60 days' prior written notice of any change in the jurisdiction in which it is organized if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

          (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each

Receivable and the amounts from time to time deposited in the Deposit Account in respect of such Receivable.

          (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under the Purchase Agreement of the Receivables, the Servicer's master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Issuer in such Receivable and that such Receivable is owned by the Issuer. Indication of the Issuer's interest in a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable shall have been paid in full or repurchased.

          (f) If at any time the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer.

          (g) The Servicer shall permit the Indenture Trustee, the Owner Trustee and their respective agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivable.

          (h) Upon request, the Servicer shall furnish to the Indenture Trustee or the Owner Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Contracts and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

          (i) The Servicer shall deliver to the Owner Trustee:

               (i) promptly after the execution and delivery of this Agreement and of each amendment hereto, an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to perfect the interest of the Issuer in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to perfect such interest; and

               (i) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cut-Off Date, an Opinion of Counsel, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, either
     (A) all financing statements and continuation statements have been executed and filed that are necessary fully to perfect the interest of the Owner Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to perfect such interest.

Each Opinion of Counsel referred to in clause (i) or (ii) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

          SECTION 10.3 Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including photocopy, facsimile, electronic mail or other digital communication) and sent, as to each party hereto, at its address set forth under its name on the signature pages hereto, or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective when sent.

          SECTION 10.4 No Waiver; Remedies. No failure on the part of the Issuer to exercise, and no delay in exercising, any right hereunder or under this Agreement or any related document shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 10.5 Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Servicer, the Issuer, and the Depositor and their respective successors and assigns, except that the Servicer shall not have the right to assign any interest herein without the prior written consent of the Issuer. This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as all amounts due to the Issuer hereunder have been paid to the Issuer; provided, however, that the rights and remedies of the Issuer and the Owner Trustee under Section 7.1 shall survive any termination of this Agreement.

          SECTION 10.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS THAT WOULD APPLY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 10.7 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 10.8 Nonpetition Covenants. Notwithstanding any prior termination of this Agreement, the Servicer shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

          SECTION 10.9 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

          SECTION 10.10 Limitation of Liability of Owner Trustee. Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by [ ] not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall [ ] in its individual capacity or, except as expressly provided in the Trust Agreement, as beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

          SECTION 10.11 Beneficiary. Each of the Indenture Trustee and the Owner Trustee is a third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

          SECTION 10.12 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized officers as of the date set forth on the cover page of this Agreement.

                                    WHOLE AUTO LOAN TRUST
                                       [                     ]

                                    By:[                           ],
                                       not in its individual capacity but
                                       solely
                                       as Owner Trustee on behalf of the Trust

                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:


                                    BEAR STEARNS ASSET BACKED FUNDING INC.

                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:

                                       Address:    383 Madison Avenue
                                                   New York, New York 10167

                                       Attention:

                                                                      EXHIBIT A

                            SAMPLE SERVICER REPORT

Whole Auto Loan Trust [       ]

-------------------------------------------------------------

   Collateral Pool    Number of
   Balance Date       Accounts          $ Amount
   ---------------    ---------         --------
   Pool Balance -
   Beginning of Period

   Collections of Installment
   Principal
   Collections
   Attributable to
   Full Payoffs
   Principal Amount
   of Repurchases
   Principal Amount
   of Gross Losses
                                    --------------------
   Pool Balance - End
   of Period
                                    ====================


   Pool Statistics                     End of Period
   ---------------                  --------------------

   Initial Pool Balance (Pool
   Balance at the Purchase Date)
   Pool Factor (Pool Balance as a
   Percent of Initial Pool Balance)

   Weighted Average APR
   Weighted Average Remaining Term
   (months)
   Weighted Average Seasoning
   (months)

   Delinquency Data    $ Amount     % of Outstanding
   ----------------    --------     ----------------
   Over 30 days
   Over 60 days
   Over 90 days
   Repossessions
                       --------     --------------------

                       ========     ====================

   Delinquency Ratio (3 mo.
   Weighted Avg.)

   Loss Data           $ Amount     % of Initial Pool Balance
   ---------           --------     -------------------------
   Current Month
     Gross Losses
     Recoveries
                       --------     --------------------
     Net Loss
                       ========     ====================
   Cumulative Loss Data
     Gross Losses

                       From and     To and Including
                      Including
                      ---------     ----------------
Collections Period

Payment Date
Statement Number
Servicing Days in
Period

Cash Sources
------------
   Collections of Installment
   Principal
   Collections Attributable to
   Full Payoffs
   Principal Amount of
   Repurchases
   Recoveries on Loss Accounts
                                 -----------
     Subtotal Principal
   Collections of Interest
   Investment Earnings Per
   Trustee
                                 -----------
     Subtotal Interest
                                 -----------
     Total Cash Sources
                                 ===========

Cash Uses
---------
   Servicer Fee                               Distribution
   [Administrative Payments                     Amounts
   to OT *]
                                            -----------------
   Principal available for
   distribution
   Interest available for
   distribution
                                 ----------------------------
     Total Cash Uses                      $                $
                                 ===========-----------------

[We need to deal with payment of trustee fees]

[Administrative Payments
------------------------
   Total Principal and Interest
   Sources
   Investment Earnings Per
   Trustee *
   Daily Collections Remitted
   Servicer Fee (withheld)
   Owner Trustee Annual Fees
   (withheld per OT) *
   Owner Trustee Transaction
   Fees (withheld per OT) *
   Owner Trustee Reimb.
   Expenses (withheld per OT) *
                                 -----------
     Payment Due to/(from)                  ]
     Trust Account
                                 ===========

   * as reported by Owner Trustee

                                                                      EXHIBIT B

                             SCHEDULE OF CONTRACTS

Information as to the Receivables as of [ ]. This information may be provided in the form of a computer tape or disk.

Identification No.    Interest Rate     Principal Balance     Maturity Date
------------------    -------------     -----------------     -------------



                                                            [other information]

                                                                      EXHIBIT C

                        LEGAL OPINION OF COUNSEL TO [ ]

                                                                     SCHEDULE A

                         Location of Receivable Files



                                     SA-1